EXHIBIT 4.9
                         LEISUREPLANET HOLDINGS, LTD.

                               PURCHASE AGREEMENT


         THE SECURITIES BEING PURCHASED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY JURISDICTION. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS.

         THE SECURITIES BEING PURCHASED HEREBY MAY NOT BE SOLD, OFFERED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         AGREEMENT by and between Leisureplanet Holdings, Ltd., a Bermuda corporation (the "Company") and UBS AG, acting through its division Warburg Dillon Read, and UBS Capital (Jersey) Ltd. (together, the "Purchaser").

                                    RECITALS
                                    --------

         A. The Company is offering to sell 1,379,310 shares of common stock, $.01 par value of the Company (the "Common Stock") pursuant to the Company's Confidential Private Placement Memorandum dated November 1999 (the "Memorandum") to the Purchaser (the "Offering"). For every three shares of the Common Stock purchased by the Purchaser, the Purchaser shall also receive from the Company an option (the "Option") to purchase one (1) A ordinary share, 0.1 pence per share, of LPI Limited, a United Kingdom corporation ("LPI"), which Option is exercisable at an exercise price of $8.00 per share. The Company may not, except with the prior written agreement of the Purchaser, increase the number of shares of Common Stock or the number of shares underlying the Option sold in the Offering. The Company's Common Stock and the said Option are collectively referred to herein as the "Securities". The aggregate purchase price for the Securities is $19,999,995. Value Investing Partners, Inc. (the "Placement Agent"), is acting as the Company's placement agent in connection with the Offering.

         B. In reliance upon the respective representations and warranties of the Purchaser and the Company, and the terms and conditions hereinafter set forth, the Purchaser desires to subscribe for, and the Company desires to sell to the Purchaser, the Common Stock and the Option.


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         THEREFORE, in consideration of the Recitals and the undertakings, covenants, and promises set forth below, the parties, intending to be bound, agree as follows:

     1.   SALE AND PURCHASE OF SECURITIES.

          1.1 The Purchaser hereby agrees to purchase the number of Securities set forth on the signature page hereto. Payment shall be made by December 22, 1999, against delivery of the Securities to the Purchaser, which Securities shall be registered in the name of the Purchaser or its nominee. The date on which the Securities are purchased and paid for is herein referred to as the "Closing Date".

          1.2 The obligation of the Purchaser to purchase and pay for the Securities on the Closing Date pursuant to Section 1.1 is subject to the satisfaction of the following conditions:

          (a) The accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date (as if they were being repeated at and as of the Closing Date);

          (b) Announcement and consummation of the transaction between the Company and CNN on substantially the same financial and operational terms as those contained in the Memorandum of Understanding previously provided to the Purchaser for review;

          (c) Execution by the Company and LPI Limited of an engagement agreement appointing Warburg Dillon Read as global co-ordinator and sole book-runner of the IPO of LPI Limited substantially in the form of the draft previously provided to the Company by Warburg Dillon Read;

          (d)       Execution of the Option Agreement; and

          (e) Receipt by the Purchaser of a legal opinion, dated the Closing Date, from Bermuda counsel to the Company, covering the issuance of the Securities, the execution of this Agreement and the Option Agreement.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In consideration for the Purchaser agreeing to subscribe for the Securities from the Company, the Company hereby represents and warrants to the Purchaser as follows:

          2.1 The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Bermuda. Each of First South African Holdings Pty. Ltd., First Lifestyle Holdings Limited and LPI Limited, has been duly organized, and is validly existing and is in good standing in the jurisdiction of its formation. The Company owns, directly or indirectly, the shares in its subsidiaries that it purports to own, free and clear of any liens, claims

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encumbrances or options, except for such as have been disclosed in writing to the Purchaser prior to the date hereof.

          2.2 All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery, and performance of this Agreement by the Company and the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement. This Agreement and the Securities have been duly and validly authorized, and this Agreement has been duly and validly executed and delivered by the Company, and constitutes, and the Securities, when executed and delivered in accordance with this Agreement, will constitute, the legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          2.3 The Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform its obligations under this Agreement and the Securities.

          2.4 The Memorandum as of its date did not, as of the date hereof does not, and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All other information provided to the Purchaser by the Company or the Placement Agent with respect to the Company and its subsidiaries was accurate and complete in all material respects when so provided.

          2.5 The Securities (including the shares underlying the Option) when issued and delivered to and paid for by the Purchaser as provided in this Agreement will be duly and validly issued, fully paid, and non-assessable, and none will have been issued in violation of any preemptive or similar right.

          2.6 Neither the execution, delivery, and performance of this Agreement nor the consummation of any of the transactions contemplated hereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company or LPI, pursuant to the terms of, any indenture, mortgage, deed or trust, or other agreement or instrument to which the Company or LPI is a party or by which any of their respective properties is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or LPI, or will violate any provision of the charter or bylaws of the Company or LPI, (except for such consents or waivers which have already been obtained and are in full force and effect,) which would have a material adverse effect on the ability of the Company to


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consummate the transactions contemplated hereby or on the financial condition and results of operations of the Company and LPI taken as a whole or individually.

          2.7 As of the date hereof, the Company would be eligible to file a Registration Statement on Form S-3 under the Act for the shares of Common Stock on behalf of the holders thereof.

          2.8 The Company has been subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed for the past twelve (12) months all reports to be filed thereunder, and such reports are complete and correct. There is no material information relating to the Company and LPI that has not been disclosed to the public. The Company agrees to maintain its reporting status under the Exchange Act and to file all reports required thereunder when due.

          2.9 Except as disclosed in the Memorandum there are no material claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, domestic or foreign, pending, or to the Company's knowledge, threatened, against the Company.

          2.10 Except as disclosed in the Memorandum or reflected or reserved against in the financial statements included in the Company's Form 10-Q for the fiscal quarter ended September 30, 1999, the Company, on a consolidated basis, had no liabilities, debts, obligations or claims, whether accrued, contingent, absolute or otherwise, whether due or to become due, except to the extent such liabilities were incurred in the ordinary course of business and would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, other than continued losses suffered by LPI Limited.

          2.11 The Common Stock is listed on The Nasdaq National Stock Market. For as long as the Purchaser is the beneficial owner of the Common Stock, the Company shall use its best efforts to maintain the listing of the Common Stock on The Nasdaq Stock Market or another national exchange.

          2.12 The Company shall use the proceeds of the Offering substantially in the manner described in the section of the Memorandum captioned "Use of Proceeds."

          2.13 Schedule 2.13 to this Agreement sets out accurately and completely: (a) the outstanding indebtedness of the Company and its subsidiaries as at September 30, 1999, which has not materially changed since that date; (b) to the extent of 99% accuracy, the number of shares of each class in the Company and LPI currently outstanding (issued); and (c) to the extent of 99% accuracy, the number of shares of each class in the Company and LPI currently subject to warrants, options or other rights and the proceeds that would arise from the exercise of such warrants, options or other rights.

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     3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser, hereby represents and warrants to the Company as follows:

          3.1 The Purchaser acknowledges receipt of the Memorandum, setting forth the terms of the Offering. The Purchaser, or his advisor, has carefully reviewed the Memorandum, and as such understands the characteristics of the Securities.

          3.2 The Purchaser is aware that the offer and sale of the Securities have not been registered under the Act, in reliance upon an exemption under the Act and that the Securities constitute "restricted securities" under Rule 144 of the Act. The Purchaser represents, covenants, and agrees not to sell the Securities unless registered under the Act, or pursuant to an exemption from registration under the Act such as by reason of Rule 144 or Regulation S under the Act, or the private placement exemption, and any applicable securities laws under any state in the United States ("State Acts"), and agrees not to engage in any hedging transaction with regard to the Securities except in compliance with the Act and State Acts. The Purchaser understands that, except as provided below, the Company is under no obligation to register the Common Stock, the Option, or the shares underlying the Option, or to assist the Purchaser in complying with any exemption from registration under the Act, except for providing any necessary instructions or opinions to the Company's transfer agent.

          3.3 The Purchaser agrees that a legend may be placed on any certificate or certificates evidencing the Securities, stating that such Securities have not been registered under the Act and setting forth or referring to the restrictions on transfers and sales thereof; and the Company may place stop transfer instructions against the Securities and the certificates evidencing the Securities to restrict their transfer.

          3.4 The Purchaser has been provided with the opportunity to discuss the terms and conditions of the Offering and the business of the Company and LPI Limited with members of management and to review all relevant financial information, books, records, and other information concerning the Company and LPI Limited, and the Securities to be issued, such that the Purchaser is familiar with the business, finances, and general prospects for the future of the Company and LPI Limited.

          3.5 The Purchaser has the full right, power, and authority to enter into this Agreement and to carry out and consummate the purchase of the Securities contemplated herein. This Agreement constitutes the legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.6 The Purchaser, or its adviser, has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of, and protecting his interests in connection with, a purchase of the Securities. The Purchaser is acquiring


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the Securities for its own account and is not a "distributor" of the Securities within the meaning of Regulation S under the Act. The Purchaser is financially able to hold the Securities for an indefinite period.

                  3.7      Initial One:

________a.     The Purchaser is not a "U.S. person" as such term is defined under the Act ("U.S. Person") nor is the Purchaser acquiring the Securities for the account or benefit of any U.S. Person. The
               Purchaser understands that a U.S. Person includes (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under any state in the United States; (c) any estate of which any executor or administrator is a U.S. Person; (d) any trust of which any trustee is a U.S. Person; (e) any agency or branch of a foreign entity located in the United States; (f) any non-discretionary account or similar account (other that an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (g) any partnership or corporation (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S.
               Person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates, or trusts.
               The Purchaser, if an individual, has a net worth equal to or greater than U.S. $1 million, and is a resident of the country set forth on the signature page. The Purchaser, if a partnership, corporation, limited liability company, or other entity, has a net worth equal to or greater than U.S. $5 million and has not been formed for the purpose of making this investment. The
               Purchaser is making this subscription from its offices at the address set forth below. The Purchaser understands that the exemption afforded by Regulation S requires that the purchasers of the Securities not be in the United States when the offer is made. The purchase of the Securities hereunder by the Purchaser is in accordance with all securities and other laws of the jurisdiction in which it is incorporated or legally resident.
               This Agreement has not been executed or delivered by the Purchaser in the United States.

______b. The Purchaser satisfies the definition of "accredited investor" as set forth in Rule 501(a) of Regulation D under the Act, and the Purchaser has adequate means for providing for his current financial needs and contingencies, has no need for liquidity in the investment contemplated hereby and is able to bear the risk of loss of its entire investment, or the Purchaser is a "qualified institutional buyer," as such term is defined in Rule 144A under the Act.

               3.8 Except as set forth herein and in the Memorandum, no representations, assurances, or warranties have been made to the Purchaser or its adviser, by the Company, LPI, or the Placement Agent, any of their respective officers, directors, agents, employees or affiliates, or by anyone else on their behalf, concerning the future profitability of the Company or LPI, or the tax


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consequences of the Purchaser's ownership of the Securities. In entering into this transaction the Purchaser is not relying upon any information, other than that contained herein and in the Memorandum and in the other information presented to the Purchaser by the Company or the Placement Agent, and the results of its own independent investigation.

     4.       REGISTRATION OF THE COMMON STOCK.

               4.1 On or before January 31, 2000, the Company shall file with the Securities and Exchange Commission (the "Commission") a registration statement on a Form S-3, if eligible, or on such other form available for use by the Company, covering the sale of the Common Stock by the Purchaser from time to time through The Nasdaq Stock Market or the facilities of any national securities exchange on which the Common Stock is then traded. The Company shall use its best efforts to cause the registration statement to become effective within 60 days after the registration statement is filed by the Company.

               4.2 The Company shall use its best efforts (including, without limitation, preparation of necessary post-effect amendments and supplements) to cause the registration statement to remain effective until the earlier of (a) the sale of all shares of Common Stock being sold pursuant thereto, or (b) two years following the date hereof (or any additional period that Purchaser is required to deliver a Prospectus if it is deemed an "affiliate"). The Company shall ensure that at all times the registration statement and the related prospectus shall comply with the requirements of the Act and shall not contain a misstatement or omission of a material fact.

               4.3 The Company shall furnish to the Purchaser such number of copies of the prospectus as the Purchaser may reasonably request in order to effect the sale of the Common Stock to be offered and sold by the Purchaser; but only while the Company is required to cause the registration statement to remain current.

               4.4 The Company shall use its best efforts to qualify the offering under applicable blue sky or other securities laws of such jurisdictions as may be specified by the Purchaser; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process.

               4.5 The Company shall bear all expenses in connection with registration of the Common Stock pursuant to this Article 4, other than fees and expenses, if any, of counsel or other advisers to the Purchaser and any expenses related to the sale of the Common Stock, including, without limitation, broker's discounts, commissions, or fees of any nature and transfer taxes or fees of any nature.

               4.6 It shall be a condition precedent to the obligations of the Company to take any action with respect to registering the Common Stock that the Purchaser furnish the Company in writing such information regarding the Purchaser, the Common Stock, and other securities of the

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Company held by the Purchaser, and the distribution of such securities as the
Company may from time to time reasonably request in writing.

               4.7 The Purchaser agrees to notify the Company, at any time when a prospectus is required to be delivered under the Act, upon discovery that, or upon knowledge of the happening of any event a result of which, the prospectus included in such registration statement, as then in effect, includes with respect to the Purchaser, or which it believes includes with respect to the Company, an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make a statement therein not misleading in light of the circumstances under which they were made. The Purchaser may also notify the Company, at any such time, if it believes the prospectus includes with respect to the Company any such untrue statement or omission (but the failure to so notify the Company shall not excuse the Company from any of its obligations to the Purchaser hereunder). Promptly upon receipt of any such notice, the Company will amend or supplement the registration statement to include such information.

               4.8 The Purchaser agrees to discontinue the Purchaser's disposition of Common Stock pursuant to a registration statement relating to such Common Stock, upon notice from the Company that it must amend or supplement the registration statement based upon advice of counsel or administrative requirement. The Company will use its best efforts to promptly amend or supplement the registration statement so as to permit the Purchaser to continue sales thereunder.

               4.9 The Purchaser agrees to discontinue the Purchaser's disposition of Common Stock pursuant to a registration statement relating to such Common Stock during the 7 days prior to, and during the 180-day period (or such shorter period to which the Company is subject) which begins on the effective date of a registration statement in connection with an underwritten public offering, if required by the managing underwriter in such underwritten offering.

               4.10 In the event the Company satisfies its registration obligation pursuant to this Article 4 pursuant to an underwritten public offering, the Purchaser agrees that, if required by the managing underwriter in such underwritten offering, it will not dispose of its shares of Common Stock during the 7 days prior to, and during the 180-day period (or such shorter period to which the Company is subject) which begins on the effective date of such registration statement in connection with an underwritten public offering.

     5.       INDEMNIFICATION.

               5.1 To the extent permitted by law, the Company will, and hereby does, indemnify and hold harmless the Purchaser, officers and directors of the Purchaser, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls the Purchaser within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser or any underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or


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liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Common Stock were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Purchaser and each such underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the preparation thereof, provided further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Common Stock or any other person, if any, who controls such underwriter within the meaning of the Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Common Stock to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any such underwriter or controlling person and shall survive the transfer of such securities by the Purchaser.

               5.2 To the extent permitted by law, the Purchaser will, and hereby does, indemnify and hold harmless each underwriter, each person who controls such underwriter within the meaning of the Act, the Company, each director of the Company, each officer of the Company who signs the registration statement and each other person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages, or liabilities, joint or several, to which the Company, or such director, officer, underwriter, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that the Purchaser shall not be liable to any person who participates as an underwriter in the offering or sale of the Common Stock or any other person who controls such


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

underwriter within the meaning of the Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Common Stock to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any underwriter, the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Purchaser.

               5.3 If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.


                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               5.4 Indemnification similar to that specified in the preceding subdivisions of this Article 5 (with appropriate modifications) shall be given by the Company and the Purchaser with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Act.


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     6.       MISCELLANEOUS.

               6.1 This Agreement shall be binding upon and inure to the benefit of the parties, their respective legal representatives, heirs, successors, assigns and transferees. Without limiting the generality of the foregoing, the registration rights conferred in Article 4 inure to the benefit of any and all subsequent holders of the Common Stock. Such subsequent holders, by taking and holding such Common Stock, shall be conclusively deemed to have agreed to be bound by and to all of the terms and provisions of this Agreement.

               6.2 This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

               6.3 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be delivered by telecopy, facsimile transmission, or other electronic transmission, all with the same effect as if the same was a duly delivered original manual counterpart.

               6.4 This Agreement shall be governed and construed by the laws of the state of New York, without giving effect to conflicts of law.

               6.5 Each of the parties hereto hereby irrevocably consents and submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York in connection with such proceeding and waives any objection to venue in the State of New York).

               6.6 Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement (each a "Notice") shall be in writing, may be given by a party or its legal counsel, and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by an internationally recognized overnight courier service which provides evidence of delivery, or (iii) when five (5) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party at that party's address as it appears below or another address of which that party has given notice or (iv) when delivered by facsimile transmission if a copy thereof is also subsequently delivered in person, by overnight courier or by registered or certified mail as contemplated above. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.



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         Notice to the Company shall be sufficient if given to:

                  Leisureplanet Holdings, Ltd.
                  1348 Washington Avenue, Suite 155
                  Miami, Florida  33139
                  Attn: Clive Kabatznik
                  Fax: (305) 856-4057

         With a copy to:

                  (Prior to January 21, 2000):
                  Parker Chapin Flattau & Klimpl, LLP
                  1211 Avenue of the Americas
                  New York, New York        10036
                  Attn: Henry I. Rothman, Esq.
                  Fax: (212) 704-6288

                  (After January 21, 2000):
                  Parker Chapin LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, New York 10174
                  Attn: Henry I. Rothman
                  Fax: (212) 704-6288

         Notice to the Purchaser shall be sufficient if given to:

                  Robert Kahn
                  UBS Capital
                  100 Liverpool Street
                  London EC2M2RH
                  Fax:  0207 568 7003

                           and

                  Warburg Dillon Read
                  a division of UBS A9
                  2 Finsbury Avenue
                  London EC2M 2PP
                  Attn:  Tom Cooper
                  Fax:  0207 568 0901

6.7 Throughout this Agreement, where such meanings would be appropriate, the masculine shall be deemed to include the feminine and the neuter and the singular shall be deemed to include the plural.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below:

         UBSAG, acting through its division       Subscribed for:
                Warburg Dillon Read
         By:                                      1,379,310 Shares, $14,500,000
            -------------------------------       ---------          ----------


         UBS Capital (Jersey) Ltd.

         By:                                        459,700 Option, $ 5,499,995
            --------------------------------        -------           ---------

THE PURCHASER MUST INITIAL SUBSECTION (a) OR (b) OF SECTION 3.

Registration Instructions:

(If the Common Stock is to be registered in a name different from that of the Purchaser)


---------------------------------   --------------------------------------
Name                                                 Contact Name

---------------------------------   --------------------------------------
Account Reference (if applicable)           Contact Telephone Number

--------------------------------
Street or P. O. Box

--------------------------------
City and State

The foregoing offer of the Purchaser to subscribe for the Common Stock and the Option is hereby accepted in full


Agreed to:

LEISUREPLANET HOLDINGS, LTD.



By:______________________________

Name:____________________________

Title:_____________________________

Date:_____________________________